EMPLOYMENT AGREEMENT


               This Agreement is made as of the 14th day of September, 1998 between Outsourcing Solutions Inc., a Delaware corporation, with offices at 390 South Woods Mill Road, Suite 350, Chesterfield, Missouri 63017 (the "Company"), and C. Bradford McLeod, an individual residing in the State of Missouri (the "Employee").

                                    RECITALS

               WHEREAS, the Company desires to secure the services and employment of the Employee on behalf of the Company, and the Employee desires to enter into employment with the Company, upon the terms and conditions hereinafter set forth.

               NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

               1. Employment. The Company hereby employs the Employee as Senior Vice President--Human Resources of the Company, and the Employee accepts such employment for the term of the employment specified in Section 3 below. During the Employment Term (as defined below), the Employee shall serve as the Senior Vice President--Human Resources of the Company, performing such duties as shall be reasonably required of such an employee of the Company, and shall have such other powers and perform such other additional executive duties as may from time to time be assigned to him by the Board of Directors of the Company. The Employee's primary place of employment shall be St. Louis, Missouri.

               2. Performance. The Employee will serve the Company faithfully and to the best of his ability and will devote substantially all of his time, energy, experience and talents during regular business hours and as otherwise reasonably necessary to such employment, to the exclusion of all other business activities.

               3. Employment Term. The employment term shall begin on the date of this Agreement and continue until December 31, 1999, unless earlier terminated pursuant to Section 7 below (the "Employment Term"); provided, that on December 31, 1999 and on each anniversary thereafter, the Employment Term shall be automatically extended for an additional twelve month period unless 30 days prior to such anniversary date either the Company or the Employee shall give written notice of termination of the Agreement, in which case the Agreement will terminate at the end of the then existing Employment Term.

               4. Compensation.

               (a) Salary. During the Employment Term, the Company shall pay the Employee a base salary, payable in equal semimonthly installments, subject to withholding and other applicable taxes, at an annual rate of One Hundred Seventy Five Thousand Dollars ($175,000.00).

               (b) Bonus. The Company shall pay the Employee a signing bonus, subject to withholding and other applicable taxes, of $70,000, payable on or before September 15, 1998. For the period commencing on the date of this Agreement and ending on December 31, 1998, the Employee shall be eligible for an annual bonus of up to 50% of his base salary, pro rated to reflect the partial year, on or before March 15, 1999. Commencing on January 1, 1999, the Employee shall be eligible for an annual bonus of up to 50% of his base salary. Annual bonuses shall be based on the satisfaction of performance targets established by the Board of Directors on or before December 31 of each year for the next succeeding year.

               (c) Medical and Dental Health, Life and Disability Insurance Benefits. During the Employment Term, the Employee shall be entitled to medical and dental health, life insurance and disability insurance benefits in accordance with the Company's established practices with respect to its key employees.

               (d) Vacation; Sick Leave. During the Employment Term, the Employee shall be entitled to vacation and sick leave in accordance with the Company's established practices with respect to its key employees.

               5. Expenses.

               (a) The Employee shall be reimbursed by the Company for all reasonable expenses incurred by him in connection with the performance of his duties hereunder in accordance with policies established by the Board from time to time and upon receipt of appropriate documentation.

               (b) The Employee shall be reimbursed by the Company for normal moving and relocation expenses incurred by Employee to move his residence to the St. Louis metropolitan area, including reasonable and customary real estate commission, closing costs and discount points and reasonable expenses for temporary living, return home travel and family travel to St. Louis for house purchasing purposes. Company shall reimburse Employee an amount equal to any loss sustained by him on the sale of his current residence, up to $50,000. If requested by Employee, Company shall provide an advance of $225,000 to facilitate Employee's relocation, to be repaid to the Company no later than 48 hours following the closing of the sale of Employee's current residence in Oak Hill, Virginia. Company shall reimburse Employee for duplicate housing expenses for up to six months following the closing of the purchase of Employee's residence in the St. Louis metropolitan area. Employee shall receive a lump sum payment in an amount sufficient to reimburse him for income taxes payable by him as a result of such moving and relocation expenses and the payment received under this Section 5(b).

               6. Secret Processes and Confidential Information. For the Employment Term and thereafter, (a) the Employee will not divulge, transmit or otherwise disclose (except as legally compelled by court order, and then only to the extent required, after prompt notice to the Company of any such order), directly or indirectly, other than in the regular and proper course of business of the Company, any confidential knowledge or information with respect to the operations or finances of the Company or with respect to confidential or secret processes, services, techniques, customers or plans with respect to the Company and (b) the Employee will not use, directly or indirectly, any confidential information for the benefit of anyone other than the Company; provided, however, that the Employee has no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become available to the public other than through disclosure by the Employee. All new processes, techniques, know-how, inventions, plans, products, patents and devices developed, made or invented by the Employee, alone or with others, while an employee of the Company, shall be and become the sole property of the Company, unless released in writing by the Company, and the Employee hereby assigns any and all rights therein or thereto to the Company.

               During the term of this Agreement and thereafter, Employee shall not take any action to disparage or criticize to any third parties any of the services of the Company or to commit any other action that injures or hinders the business relationships of the Company.

               During the term of this Agreement and thereafter, Employee shall not employ, solicit for employment or otherwise contract for the services of any employee of the Company or any of its Affiliates (as defined below) at the time of this Agreement or who shall subsequently become an employee of the Company or any of its Affiliates, provided that Employee shall not be prohibited from such solicitation or employment if such employee (a) initiated discussions with Employee without any direct or indirect solicitation from Employee, (b) responded to a general public solicitation, or (c) has terminated employment with the Company prior to commencement of discussions with Employee.

               All files, records, documents, memorandums, notes or other documents relating to the business of Company, whether prepared by Employee or otherwise coming into his possession in the course of the performance of his services under this Agreement, shall be the exclusive property of Company and shall be delivered to Company and not retained by Employee upon termination of this Agreement for any reason whatsoever.

               7. Termination. The employment of the Employee hereunder may be terminated at any time by the Company with or without "cause". For purposes of this Agreement, "cause" shall mean: (i) embezzlement, theft or other misappropriation of any property of the Company or any subsidiary, (ii) gross or willful misconduct resulting in substantial loss to the Company or any subsidiary or substantial damage to the reputation of the Company or any subsidiary, (iii) any act involving moral turpitude which results in a conviction for a felony involving moral turpitude, fraud or misrepresentation,
(iv) gross neglect of his assigned duties to the Company or any subsidiary, (v) gross breach of his fiduciary obligations to the Company or any subsidiary, or
(vi) any chemical dependence which materially affects the performance of his duties and responsibilities to the Company or any subsidiary; provided that in the case of the misconduct set forth in clauses (iv) and (vi) above, such misconduct shall continue for a period of 30 days following written notice thereof by the Company to the Employee.

               8.  Severance.

               (a) If Employee's employment is terminated by the Company without "cause," the Company does not agree to extend the Employment Term upon the expiration thereof, or Employee terminates his employment because the Company reduces his responsibilities or compensation in a manner which is tantamount to termination of Employee's employment, Employee shall be entitled to (i) receive an amount equal to his base salary for the year preceding the date of the Employee's termination or the date on which the Employment Term expires, as the case may be, such amount to be payable, at the Company's option, in a lump sum on the date of termination or the date on which the Employment Term expires, as the case may be, or ratably over the one year period following the date of termination or expiration (the "Severance Period"), (ii) continue to receive the medical and dental health benefits referred to in Section 4(c) during the Severance Period, and (iii) reasonable outplacement services during the Severance Period provided by an outplacement firm designated by Employee;
provided, however, if any such event occurs prior to the extension of the initial Employment Term, Employee shall be entitled to (i) $175,000, payable, in a lump sum on the date of termination, (ii) continue to receive the medical and dental health benefits referred to in Section 4(c) during the Severance Period, and (iii) reasonable outplacement services during the Severance Period provided by an outplacement firm designated by Employee.

               (b) If, prior to September 14, 2000, there is a Sale of the Business (as defined in Section 2.4 of the Amended and Restated Stockholders Agreement dated as of February 16, 1996 by and among the Company and various stockholders of the Company) or Timothy G. Beffa no longer serves as Chief Executive Officer of the Company, then Employee may elect to terminate his employment with the Company and he shall be entitled to the severance set forth in Section 8(a) and relocation assistance to the Washington D.C. metropolitan area, equivalent to the assistance set forth in Section 5(b); provided, however, Employee may elect to relocate to an area other than Washington D.C., in which case such assistance shall be no greater than the assistance that would have been provided to relocate Employee to Washington D.C.

               (c) If the Employee's employment is terminated by the Company "for cause", the Employee shall not be entitled to severance compensation.

               (d) The Employee covenants and agrees that he will not, during the one year period following the termination of the Employee's employment by the Company, within any jurisdiction or marketing area in which the Company or any of its Affiliates (as defined below)is doing business or is qualified to do business, directly or indirectly own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any business of the type and character engaged in and competitive with that conducted by the Company or any of its Affiliates at the time of such termination; provided, however, that ownership of securities of 2% or less of any class of securities of a public company shall not be considered to be competition with the Company or any of its Affiliates. For the purposes of this Section 8, the term "Affiliate" shall mean, with respect to the Company, any person or entity which, directly or indirectly, owns or is owned by, or is under common ownership with, the Company. The term "own" (including, with correlative meanings, "owned by" and "under common ownership with") shall mean the ownership of 50% or more of the voting securities (or their equivalent) of a particular entity.

               9. Notice. Any notices required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered or when mailed, certified or registered mail, postage prepaid, to the following addresses:

               If to the Employee:

                               C. Bradford McLeod
                             14256 Manderleigh Woods Drive
                             Town and Country, Missouri 63017

               If to the Company:

                           Outsourcing Solutions Inc.
                      390 South Woods Mill Road, Suite 350
                          Chesterfield, Missouri 63017
                                 Attn: President

               With a copy to:

                              McCown De Leeuw & Co.
                              101 East 52nd Street
                             31st Floor
                            New York, New York 10022
                            Attention: David E. King




               10.    General.

               (a) Governing Law; Jurisdiction. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Missouri applicable to contracts executed and to be performed entirely within said State. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of Missouri or in the United States District Court for the Eastern District of Missouri, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the jurisdiction of said courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the respective parties to this Agreement.

               (b) Assignability. The Employee may not assign his interest in or delegate his duties under this Agreement. Notwithstanding anything else in this Agreement to the contrary, the Company may assign this Agreement to and all rights hereunder shall inure to the benefit of any person, firm or corporation succeeding to all or substantially all of the business or assets of the Company by purchase, merger or consolidation.

               (c) Enforcement Costs. In the event that either the Company or the Employee initiates an action or claim to enforce any provision or term of this Agreement, the costs and expenses (including attorney's fees) of the prevailing party shall be paid by the other party, such party to be deemed to have prevailed if such action or claim is concluded pursuant to a court order or final judgment which is not subject to appeal, a settlement agreement or dismissal of the principle claims.

               (d) Binding Effect. This Agreement is for the employment of Employee, personally, and for the services to be rendered by him must be rendered by him and no other person. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

               (e) Entire Agreement; Modification. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

               (f) Duration. Notwithstanding the term of employment hereunder, this Agreement shall continue for so long as any obligations remain under this Agreement.

               (g) Survival. The covenants set forth in Sections 6 and 8 of this Agreement shall survive and shall continue to be binding upon Employee notwithstanding the termination of this Agreement for any reason whatsoever. The covenants set forth in Sections 6 and 8 of this Agreement shall be deemed and construed as separate agreements independent of any other provision of this Agreement. The existence of any claim or cause of action by Employee against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of any or all covenants. It is expressly agreed that the remedy at law for the breach or any such covenant is inadequate and that injunctive relief shall be available to prevent the breach or any threatened breach thereof.

               IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement the day and year first written above.

                           OUTSOURCING SOLUTIONS INC.


                                         By:  /s/ Timothy G. Beffa
                                              ----------------------------------
                                              Timothy G. Beffa, President and
                                              Chief Executive Officer


                                         EMPLOYEE

                                              /s/ C. Bradford McLeod
                                              ----------------------------------
                                              C. Bradford McLeod